INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the reference in this Registration Statement on Form S-8, of our report dated March 26, 2007 with respect to our audit of the consolidated financial statements of Positron Corporation and Subsidiaries as of and for the year ended December 31, 2006, which are incorporated by reference in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Frank L. Sassetti & Co. Frank L. Sassetti & Co. Certified Public Accountants

July 16, 2007
Oak Park, Illinois